Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-178126) on Form S-3 of FieldPoint Petroleum Corporation and subsidiaries of our report dated March 20, 2012, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of FieldPoint Petroleum and subsidiaries for the years ended December 31, 2011 and 2010.

/s/ Hein & Associates LLP

Dallas, Texas

March 20, 2012